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INVESCO SENIOR LOAN FUND                                       SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  8/31/2015
FILE NUMBER :       811-05845
SERIES NO.:         1

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
          72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
                     Class A                            $ 4,757
                 2   Dividends for a second class of open-end company shares (000's Omitted)
                     Class B                            $   152
                     Class C                            $19,059
                     Class Y                            $ 1,513
                     Class IB                           $ 4,025
                     Class IC                           $    63
          73A.       Payments per share outstanding during the entire current period: (form nnn.nnnn)
                 1   Dividends from net investment income
                     Class A                            $0.1850
                 2   Dividends for a second class of open-end company shares (form nnn.nnnn)
                     Class B                            $0.1850
                     Class C                            $0.1601
                     Class Y                            $0.1938
                     Class IB                           $0.1938
                     Class IC                           $0.1889
          74U.   1   Number of shares outstanding (000's Omitted)
                     Class A                             24,543
                 2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                     Class B                                610
                     Class C                             24,058
                     Class Y                                279
                     Class IB                            95,631
                     Class IC                             7,779
          74V.   1   Net asset value per share (to nearest cent)
                     Class A                            $  6.52
                 2   Net asset value per share of a second class of open-end company shares (to nearest cent)
                     Class B                            $  6.52
                     Class C                            $  6.53
                     Class Y                            $  6.53
                     Class IB                           $  6.53
                     Class IC                           $  6.53
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